EX 99.28(d)(1)(iv)

Amendment to

Investment Advisory and Management Agreement

 between Jackson Variable Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between Jackson Variable Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (the “Adviser”).

Whereas, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement effective April 27, 2015, as amended (the “Agreement”), whereby the Adviser agreed to provide certain investment advisory services to several separate series of shares (each a “Fund”) of the Trust, as listed on Schedule A of the Agreement.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved the following changes (collectively, “Changes”), effective September 25, 2017:

1)	Fund name changes for the following Funds:

JNL/DFA U.S. Micro Cap Fund to the JNL/DFA U.S. Small Cap Fund;
JNAM Guidance – Alt 100 Fund to the JNL Institutional Alt 100 Fund;
JNAM Guidance – Interest Rate Opportunities Fund to the JNL Interest Rate Opportunities Fund;
JNAM Guidance – Real Assets Fund to the JNL Real Assets Fund;
JNAM Guidance – Conservative Fund to the JNL Conservative Allocation Fund;
JNAM Guidance – Moderate Fund to the JNL Moderate Allocation Fund;
JNL Tactical ETF Conservative Fund to the JNL Tactical ETF Moderate Fund;
JNL Tactical ETF Moderate Fund to the JNL Tactical ETF Moderate Growth Fund; and
JNL/Van Eck International Gold Fund to the JNL/VanEck International Gold Fund.

2)	Fund mergers for the following Funds:

JNAM Guidance – Fixed Income 100 Fund into the JNAM Guidance – Conservative Fund;
JNAM Guidance – Equity 100 Fund into the JNL Disciplined Growth Fund of JNL Series Trust;
JNAM Guidance – Moderate Growth Fund into the JNL Disciplined Moderate Fund of JNL Series Trust;
JNAM Guidance – Growth Fund into the JNL Disciplined Moderate Growth Fund of JNL Series Trust; and
JNAM Guidance – Maximum Growth Fund into the JNL Disciplined Growth Fund of JNL Series Trust.

3)	Advisory fee reductions for all Funds:

Whereas, pursuant to approval of the Changes, as outlined above, the Adviser and the Trust have agreed to amend Schedule A and Schedule B of the Agreement, effective September 25, 2017 to:

1)	Update the Fund names for the Funds outlined above.

2)	Remove all references to the following Funds:

JNAM Guidance – Fixed Income 100 Fund;
JNAM Guidance – Equity 100 Fund;
JNAM Guidance – Moderate Growth Fund;
JNAM Guidance – Growth Fund; and
JNAM Guidance – Maximum Growth Fund.

3)	Update the fees for all Funds listed in Schedule B.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2017, attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Trust have caused this Amendment to be executed and effective September 25, 2017.

Jackson Variable Series Trust		Jackson National Asset Management, LLC

By:	/s/ Adam C. Lueck	By:	/s/ Mark D. Nerud
Name:	Adam C. Lueck	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated: September 25, 2017
 (List of Funds)

Funds
JNL Interest Rate Opportunities Fund
JNL Conservative Allocation Fund
JNL Moderate Allocation Fund
JNL Institutional Alt 100 Fund
JNL Real Assets Fund
JNL Tactical ETF Moderate Fund
JNL Tactical ETF Moderate Growth Fund
JNL Tactical ETF Growth Fund
JNL/American Funds® Global Growth Fund
JNL/American Funds® Growth Fund
JNL/AQR Risk Parity Fund
JNL/BlackRock Global Long Short Credit Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Total Return Fund
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund
JNL/Epoch Global Shareholder Yield Fund
JNL/FAMCO Flex Core Covered Call Fund
JNL/Lazard International Strategic Equity Fund
JNL/Neuberger Berman Currency Fund
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund
JNL/Nicholas Convertible Arbitrage Fund
JNL/PIMCO Credit Income Fund
JNL/PPM America Long Short Credit Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/The Boston Company Equity Income Fund
JNL/The London Company Focused U.S. Equity Fund
JNL/VanEck International Gold Fund
JNL/WCM Focused International Equity Fund
A-1

Schedule B
Dated: September 25, 2017
 (Compensation)

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL Interest Rate Opportunities Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Conservative Allocation Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Moderate Allocation Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Institutional Alt 100 Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Real Assets Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.150% .100% .095% .090%
JNL Tactical ETF Moderate Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL Tactical ETF Moderate Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL Tactical ETF Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.200% .150% .140% .130%
JNL/American Funds® Global Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/American Funds® Growth Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.750% .700% .690% .680%
JNL/AQR Risk Parity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.650% .600% .590% .580%
JNL/BlackRock Global Long Short Credit Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.800% .750% .740% .730%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL/DFA U.S. Small Cap Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/DoubleLine® Total Return Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/Eaton Vance Global Macro Absolute Return Advantage Fund	$0 to $250 million $250 million to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.850% .750% .725% .715% .705%
JNL/Epoch Global Shareholder Yield Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/FAMCO Covered Call Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.500% .450% .440% .430%
JNL/Lazard International Strategic Equity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/Neuberger Berman Currency Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/Neuberger Berman Risk Balanced Commodity Strategy Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.500% .450% .440% .430%
JNL/Nicholas Convertible Arbitrage Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.725% .700% .690% .680%
JNL/PIMCO Credit Income Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.350% .300% .290% .280%
JNL/PPM America Long Short Credit Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/T. Rowe Price Capital Appreciation Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%

Fund	Assets	Advisory Fee (Annual Rate Based on Average Net Assets of the Fund)
JNL/The Boston Company Equity Income Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.450% .400% .390% .380%
JNL/The London Company Focused U.S. Equity Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.600% .550% .540% .530%
JNL/VanEck International Gold Fund	$0 to $1 billion $1 billion to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%
JNL/WCM Focused International Equity Fund	$0 to $500 million $500 million to $3 billion $3 billion to $5 billion Over $5 billion	.700% .650% .640% .630%